K & L GATES LLP
1601 K Street, NW
Washington, D.C. 20006-1600
T (202) 778-9000 www.klgates.com

September 28, 2018

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Amana Mutual Funds Trust
  Amana Growth Fund
  Amana Income Fund
  Amana Developing World Fund
  Amana Participation Fund
File Nos. 2-96924; 811-4276
Post-Effective Amendment No. 51

Ladies and Gentlemen:

We have acted as counsel to Amana Mutual Funds Trust (the "Trust") in connection with the preparation of Post-Effective Amendment No. 51 the Funds' Registration Statement on Form N-1A (the "Amendment"), and we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the Securities and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very Truly Yours,

/s/ K&L Gates LLP